Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of I-Mab of our report dated April 3, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in I-Mab's Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

September 11, 2025